Exhibit 24(b)(8.19)

SCHEDULE B: Portfolios

Effective Date: December 1, 2016

All capitalized terms not otherwise defined herein have the meaning set forth in the Administrative Service Agreement.  For any Fund that has multiple classes of shares, the available class shall be Institutional Class unless otherwise stated.  The list of Funds below is subject to change from time to time without notice at the discretion of the Company.  Future updates to the list of available Funds will be made at:  http://www.dfaus.com/pdf/intermediary fund list.pdf, which shall amend and restate the list of available Funds below.

Prospectuses and statements of additional information for Funds are available at http://www.dfaus.com/other/prospectuses/prospectuses.html.  Funds with an asterisk (*) are portfolios of Dimensional Investment Group Inc.  All other portfolios of DFA Investment Dimensions Group Inc.

Fund Name(Equity Portfolios)	Symbol	Cusip #
Asia Pacific Small Company Portfolio	DFRSX	233-203-850
Continental Small Company Portfolio	DFCSX	233-203-702
DFA Global Real Estate Securities Portfolio	DFGEX	233-20G-554
DFA International Real Estate Securities Portfolio	DFITX	233-203-348
DFA International Small Cap Value Portfolio	DISVX	233-203-736
DFA International Value Portfolio*	DFIVX	254-34D-203
DFA Real Estate Securities Portfolio	DFREX	233-203-835
Emerging Markets Core Equity Portfolio	DFCEX	233-203-421
Emerging Markets Portfolio	DFEMX	233-203-785
Emerging Markets Small Cap Portfolio	DEMSX	233-203-611
Emerging Markets Value Portfolio	DFEVX	233-203-587
Enhanced U.S. Large Company Portfolio	DFELX	233-203-637
International Core Equity Portfolio	DFIEX	233-203-371
International Small Company Portfolio	DFISX	233-203-629
International Vector Equity Portfolio	DFVQX	233-20G-539
Japanese Small Company Portfolio	DFJSX	233-203-108
Large Cap International Portfolio	DFALX	233-203-868
Selectively Hedged Global Equity Portfolio	DSHGX	233-20G-331
U.S. Core Equity 1 Portfolio	DFEOX	233-203-413
U.S. Core Equity 2 Portfolio	DFQTX	233-203-397
U.S. Large Cap Equity Portfolio	DUSQX	233-20G-240
U.S. Large Cap Value Portfolio	DFLVX	233-203-827
U.S. Large Company Portfolio*	DFUSX	254-34D-823
U.S. Micro Cap Portfolio	DFSCX	233-203-504
U.S. Small Cap Portfolio	DFSTX	233-203-843
U.S. Small Cap Value Portfolio	DFSVX	233-203-819
U.S. Targeted Value Portfolio	DFFVX	233-203-595
U.S. Vector Equity Portfolio	DFVEX	233-203-389
United Kingdom Small Company Portfolio	DFUKX	233-203-207
World Core Equity Portfolio	DREIX	252-39Y-105
World ex U.S. Core Equity Portfolio	DFWIX	252-39Y-592
World ex U.S. Targeted Value Portfolio	DWUSX	252-39Y-618
World ex U.S. Value Portfolio	DFWVX	233-20G-471

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Fund Name(T.A. Portfolios)	Symbol	Cusip #
T.A. U.S. Core Equity 2 Portfolio	DFTCX	233-203-314
T.A. World ex U.S. Core Equity Portfolio	DFTWX	233-20G-505

Fund Name(Commodity Portfolios)	Symbol	Cusip #
DFA Commodity Strategy Portfolio	DCMSX	233-20G-463

Fund Name(Fixed Income Portfolios)	Symbol	Cusip #
DFA Diversified Fixed Income Portfolio	DFXIX	233-20G-166
DFA Five-Year Global Fixed Income Portfolio	DFGBX	233-203-884
DFA Inflation-Protected Securities Portfolio	DIPSX	233-203-355
DFA Intermediate Government Fixed Income Portfolio	DFIGX	233-203-876
DFA Intermediate-Term Extended Quality Portfolio	DFTEX	233-20G-513
DFA Investment Grade Portfolio	DFAPX	233-20G-448
DFA LTIP Portfolio	DRXIX	252-39Y-873
DFA Municipal Bond Portfolio	DFMPX	233-20G-232
DFA Municipal Real Return Portfolio	DMREX	252-39-Y550
DFA NY Municipal Bond Portfolio	DNYMX	233-20G-224
DFA One-Year Fixed Income Portfolio	DFIHX	233-203-603
DFA Selectively Hedged Global Fixed Income Portfolio	DFSHX	233-203-223
DFA Short-Duration Real Return Portfolio	DFAIX	252-39Y-576
DFA Short-Term Extended Quality Portfolio	DFEQX	233-20G-521
DFA Short-Term Government Portfolio	DFFGX	233-203-405
DFA Social Fixed Income Portfolio	DSFIX	252-39Y-428
DFA Targeted Credit Portfolio	DTCPX	233-20G-216
DFA Two-Year Global Fixed Income Portfolio	DFGFX	233-203-645
DFA World ex U.S. Government Fixed Income Portfolio	DWFIX	233-20G-323

Fund Name(Social Core Portfolios)	Symbol	Cusip #
Emerging Markets Social Core Portfolio	DFESX	233-203-363
International Social Core Equity Portfolio	DSCLX	252-39Y-626
International Sustainability Core 1 Portfolio	DFSPX	233-203-199
U.S. Social Core Equity 2 Portfolio	DFUEX	233-203-298
U.S. Sustainability Core 1 Portfolio	DFSIX	233-203-215

Fund Name (Growth Portfolios)	Symbol	Cusip #
International Large Cap Growth Portfolio	DILRX	233-20G-265
International Small Cap Growth Portfolio	DISMX	233-20G-257
U.S. Large Cap Growth Portfolio	DUSLX	233-20G-281
U.S. Small Cap Growth Portfolio	DSCGX	233-20G-273

Fund Name (Global Allocation Portfolios)	Symbol	Cusip #
Global Allocation 25/75 Portfolio*	DGTSX	254-34D-633
Global Allocation 60/40 Portfolio*	DGSIX	254-34D-658
Global Equity Portfolio*	DGEIX	254-34D-674

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Fund Name (Target Date Retirement Income Funds)	Symbol	Cusip #
Dimensional Retirement Income Fund	TDIFX	233-20G-190
Dimensional 2005 Target Date Retirement Income Fund	DRIMX	233-20G-182
Dimensional 2010 Target Date Retirement Income Fund	DRIBX	233-20G-174
Dimensional 2015 Target Date Retirement Income Fund	DRIQX	252-39Y-535
Dimensional 2020 Target Date Retirement Income Fund	DRIRX	252-39Y-527
Dimensional 2025 Target Date Retirement Income Fund	DRIUX	252-39Y-519
Dimensional 2030 Target Date Retirement Income Fund	DRIWX	252-39Y-493
Dimensional 2035 Target Date Retirement Income Fund	DRIGX	252-39Y-485
Dimensional 2040 Target Date Retirement Income Fund	DRIHX	252-39Y-477
Dimensional 2045 Target Date Retirement Income Fund	DRIIX	252-39Y-469
Dimensional 2050 Target Date Retirement Income Fund	DRIJX	252-39Y-451
Dimensional 2055 Target Date Retirement Income Fund	DRIKX	252-39Y-444
Dimensional 2060 Target Date Retirement Income Fund	DRILX	252-39Y-436

Additionally, the following portfolios of DFA Investment Dimensions Group Inc. are also available strictly to non-plan investors (plans and plan-participant may not invest in the following):

Fund Name (Tax-Managed Portfolios)	Symbol	Cusip #
Tax-Managed DFA International Value Portfolio	DTMIX	233-203-546
Tax-Managed U.S. Equity Portfolio	DTMEX	233-203-447
Tax-Managed U.S. Marketwide Value Portfolio	DTMMX	233-203-561
Tax-Managed U.S. Small Cap Portfolio	DFTSX	233-203-553
Tax-Managed U.S. Targeted Value Portfolio	DTMVX	233-203-579

Fund Name (Municipal Bond Portfolios)	Symbol	Cusip #
DFA California Intermediate-Term Municipal Bond	DCIBX	233-20G-430
DFA California Short-Term Municipal Bond Portfolio	DFCMX	233-203-330
DFA Intermediate-Term Municipal Bond Portfolio	DFTIX	233-20G-315
DFA Short-Term Municipal Bond Portfolio	DFSMX	233-203-439

Available Funds for Certain Plans and clients of Approved Financial Advisors:

The following Funds are also available for certain investors to the extent that such investors are advised by financial advisors set forth below (which may be amended or modified from time to time by Dimensional or Company in its sole discretion):

Fund Name	Symbol	Cusip#	Approved Financial Advisor

DFA US Large Cap Value Portfolio Class III	DFUVX	25434D807	Plancorp

DFA International Value Portfolio Class III	DFVIX	25434D708	Plancorp

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